United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 1, 2003

MDU Communications International, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-26053	84-1342898
(Commission File Number)	(IRS Employer Identification No.)

60-D Commerce Way, Totowa NJ	07512
(Address of principal executive offices)	(Zip Code)

(973) 237-9499
(Registrant’s telephone number, including area code)

Item 9.

Regulation FD Disclosure

On June 1, 2003, the Company reduced the exercise price for certain of its outstanding options under the 2001 Stock Option Plan from $.60 to $.33 per share. As a result of the changes in the exercise prices, 1,855,000 of the options outstanding will be accounted for as the equivalent of variable stock options from the date of the modification to the date the options are exercised, forfeited or expire and, accordingly, the Company will be required to record charges or credits to its results of operations based on changes in the fair value of the options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU Communications International, Inc.

Date: June 6, 2003	By:	/s/ Sheldon Nelson
Sheldon Nelson, Chief Executive Officer